Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information contact:

November 21, 2023	Rodger A. McHargue at (812) 238-6000

First Financial Corporation Declares Quarterly Dividend

TERRE HAUTE, INDIANA - The directors of First Financial Corporation (NASDAQ: THFF) have declared a dividend of 45 cents per share payable on January 16, 2024, to shareholders of record at the close of business January 2, 2024.

The Corporation further announced its intention to pay dividends quarterly as opposed to semi-annually as in the past.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana, Illinois, Kentucky, and Tennessee.